Exhibit 21.1
COTY INC.
Subsidiary List
October 1, 2016
Subsidiary Name	Jurisdiction of Organization
Coty Argentina S.A.	Argentina
Coty Australia Pty. Ltd.	Australia
HFC Prestige International Australia PTY Ltd.	Australia
Cosmetics Suppliers Pty. Ltd.	Australia
Gresham Cosmetics Pty. Ltd.	Australia
Coty Austria GmbH, wien	Austria
HFC Prestige International Austria GmbH	Austria
Bourjois S.A.	Belgium
Coty Benelux S.A.	Belgium
HFC Prestige Products N.V.	Belgium
Lancaster do Brasil Cosmeticos Ltda	Brazil
Novita Distribuicao, Armazenamento e Transportes S.A.	Brazil
Savoy Industira de Cosmeticos S.A.	Brazil
HFC Brasil Comercio De Cosmetics	Brazil
Coty Canada Inc.	Canada
HFC Prestige International Canada, Inc.	Canada
TJoy Holdings Co. Ltd.	Cayman
Coty Cosmeticos Chile Limitada	Chile
Coty China Holding Limited	China
China International Trade (Shanghai) Co. Ltd.	China
Coty Prestige Shanghai Ltd.	China
Coty R&D (Suzhou) Co. Ltd.	China
Nanjing Yanting Trade Co. Ltd.	China
Coty Hong Kong Distribution Ltd.	China
Suzhou Ganon Trading Co., Ltd.	China
Suzhou Jiahua Biochemistry Co.	China
HFC (Shanghai) Cosmetics Co. Ltd.	China
HFC Prestige Service Costa Rica	Costa Rica
Coty Ceska Republika, k.s.	Czech Republic
HFC Prestige International Denmark ApS	Denmark
HFC Prestige International Finland Oy	Finland
Coty France S.A.S.	France
Coty S.A.S.	France
Else France S.A.S.	France
Fragrance Production S.A.S.	France
Wella France SAS	France
HFC Prestige Holding France SAS	France
Coty Germany GmbH	Germany
Coty Services and Logistics GmbH	Germany
Coty Brands Management GmbH	Germany
HFC Prestige International Germany GmbH	Germany

HFC Prestige Manufacturing Germany GmbH	Germany
HFC Prestige Service Germany GmbH	Germany
HFC Prestige Manufacturing Cologne GmbH	Germany
Wella Grundstucks- und & Vermogensverwaltungs GmbH AG & Co KG	Germany
Sebastian Europe GmbH	Germany
HFC P&G Prestige Products GmbH	Germany
Coty Hellas S.A.	Greece
Wella Hellas MEPE	Greece
Chi Chun Industrial Co. Ltd.	Hong Kong
Coty Hong Kong Ltd.	Hong Kong
Coty Prestige Hong Kong Ltd.	Hong Kong
Coty Prestige Shanghai (HK) Ltd.	Hong Kong
Coty Prestige Southeast Asia (HK) Limited	Hong Kong
Ming-De Investment Co. Ltd	Hong Kong
Super Globe Holdings Ltd.	Hong Kong
HFC Prestige International Hong Kong Ltd.	Hong Kong
Coty Hungary Kft.	Hungary
Coty India Beauty and Fragrance Products Private Ltd.	India
Wella India Private Limited	India
PT Coty Prestige Southeast Asia Indonesia	Indonesia
PT StarAsia Distributions	Indonesia
Coty Ireland Ltd.	Ireland
Wella Ireland	Ireland
HFC Prestige Manufacturing Ireland ltd.	Ireland
Coty Italia S.R.L.	Italy
Labocos SrL	Italy
Coty Prestige Japan KK	Japan
OPI Japan KK	Japan
HFC Prestige Japan Godo Kaisha	Japan
HFC Prestige International Holding Luxembourg SARL	Luxembourg
HFC Prestige International Luxembourg SARL	Luxembourg
Coty Prestige Southeast Asia (M) SDN. BHD.	Malaysia
Coty Malaysia Sdn. Bhd.	Malaysia
HFC Prestige International Malaysia Sdn. Bhd.	Malaysia
Coty Mexico S.A. de C.V.	Mexico
HFC Prestige International S. de R.L.	Mexico
HFC Cosmetics S. de R.L. de C.V.	Mexico
Galería Productora de Cosméticos, S. de R.L. de C.V.	Mexico
Coty Lancaster S.A.M.	Monaco
Coty B.V.	Netherlands
Coty Benelux B.V.	Netherlands
Coty Investments B.V.	Netherlands
Lancaster B.V.	Netherlands
Coty Global 1 B.V.	Netherlands
Coty Global 2 B.V.	Netherlands
Coty Global 3 B.V.	Netherlands
Coty Global 4 B.V.	Netherlands

HFC Prestige International Netherlands BV	Netherlands
HFC Prestige International Netherlands Holding BV	Netherlands
HFC Prestige International New Zealand Limited	New Zealand
HFC Prestige International Norway AS	Norway
Coty Prestige Southeast Asia Philippines, Inc.	Philippines
Coty Polska Sp z.o.o.	Poland
HFC Prestige Service Poland Sp. Zo.o	Poland
HFC Prestige International Poland Sp. Zo.o	Poland
P&G Prestige Products SA/ HFC Prestige Products Portugal SA	Portugal
Coty Puerto Rico Inc.	Puerto Rico
HFC Prestige International Puerto Rico LLC	Puerto Rico
Coty Cosmetics Romania S.r.l.	Romania
Bourjois Paris LLC	Russia
Coty Russia ZAO	Russia
Coty Beauty LLC	Russia
Russwell Ltd.	Russia
LLC Capella	Russia
Coty Arabia Trading Company	Saudi Arabia
Coty Asia Pte. Ltd.	Singapore
Coty Prestige Southeast Asia Pte. Ltd.	Singapore
Coty Southeast Asia Pte. Ltd.	Singapore
Coty Singapore Pte. Ltd.	Singapore
HFC Prestige International Singapore Pte. Ltd.	Singapore
HFC Prestige International Operations Switzerland SARL	Singapore
Coty Slovenska Republika s.r.o.	Slovak Republic
Coty Beauty South Africa (Pty) Ltd.	South Africa
Coty Korea Ltd.	South Korea
Coty Spain S.L., Sociedad Unipersonal	Spain
Productos Cosmeticos, SLU	Spain
HFC Prestige Products SAU	Spain
Professional Care Logistics SL	Spain
HFC Prestige International Sweden AB	Sweden
Coty (Schweiz) AG	Switzerland
Coty Geneva SA Versoix	Switzerland
Coty International Sarl	Switzerland
HFC Prestige International Switzerland Sarl	Switzerland
HFC Prestige International Holding Switzerland SARL	Switzerland
HFC Prestige International Operations Switzerland SARL	Switzerland
Coty Prestige (Taiwan) Ltd.	Taiwan
StarAsia Taiwan Co., Ltd.	Taiwan
Coty Prestige Southeast Asia (Thailand) Co. Ltd.	Thailand
HFC Prestige Manufacturing Thailand Ltd.	Thailand
HFC Prestij Satis ve Dagitim Ltd. Sti.	Turkey
Coty Distribution Emirates L.L.C.	United Arab Emirates
Coty Middle East FZCO	United Arab Emirates
Coty Regional Trading FZE	United Arab Emirates

HFC Prestige International Operations SARL	United Arab Emirates
Beauty International Ltd.	United Kingdom
Bourjois Limited	United Kingdom
Coty Brands Group Limited	United Kingdom
Coty Export U.K. Ltd.	United Kingdom
Coty Manufacturing UK Ltd.	United Kingdom
Coty Services U.K. Ltd.	United Kingdom
Coty UK Ltd.	United Kingdom
Del Laboratories (U.K.) Limited	United Kingdom
Lady Manhattan Ltd.	United Kingdom
Lancaster Group, Ltd.	United Kingdom
Lena White Limited	United Kingdom
Rimmel International Ltd.	United Kingdom
Beamly Ltd.	United Kingdom
Wella (UK) Ltd.	United Kingdom
HFC Prestige Service UK Ltd.	United Kingdom
HFC Prestige Manufacturing UK Ltd.	United Kingdom
HFC Prestige Products Ltd.	United Kingdom
Coty International LLC	United States - DE
Calvin Klein Cosmetics Corporation	United States - DE
Coty Holdings Inc.	United States - DE
Coty US LLC	United States - DE
DLI International Holding II Corp.	United States - DE
Rimmel Inc.	United States - DE
DLI International Holding I LLC	United States - DE
OPI Products, Inc.	United States - DE
Coty US Holdings Inc.	United States - DE
Coty Brands Management Inc.	United States - DE
Beamly Inc.	United States - DE
Galleria Co.	United States - DE
Graham Webb International, Inc.	United States - DE
The Wella Corporation	United States - DE
Noxell Corporation	United States - MD
HFC Prestige International US LLC	United States - DE
HFC Prestige Products, Inc.	United States - CT